UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

ICON Income Fund Eight B L.P. Liquidating Trust

 (Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	35-6911641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

    On September 22, 2011, ICON Capital Corp., the managing trustee of the Registrant (the “Managing Trustee”), notified the registered representatives of the beneficial owners of the Registrant that the Registrant will issue a distribution on October 1, 2011 in the amount of $505,000.00, or approximately $0.68 per beneficial interest in the Registrant, to the beneficial owners of the Registrant. The Managing Trustee will notify the beneficial owners of the Registrant of the distribution via letter.  A copy of the notice to the registered representatives of the beneficial owners of the Registrant, which includes the letter to the beneficial owners of the Registrant, is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is furnished herewith:

    99.1        Notice to the registered representatives of the beneficial owners of the Registrant, which includes a draft of the letter to the beneficial owners of the Registrant, dated October 1, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND EIGHT B L.P. LIQUIDATING TRUST
By: ICON CAPITAL CORP., its Managing Trustee

Dated: September 22, 2011	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer